As filed with the Securities and Exchange Commission on August 13, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

THE CAMPBELL’S COMPANY

(Exact name of registrant as specified in its charter)

New Jersey	21-0419870
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

One Campbell Place

Camden, New Jersey 08103-1799

(856) 342-4800

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Charles A. Brawley, III

Executive Vice President, General Counsel and Corporate Secretary

The Campbell’s Company

One Campbell Place

Camden, New Jersey 08103-1799

(856) 342-4800

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PROSPECTUS

THE CAMPBELL’S COMPANY

DEBT SECURITIES

CAPITAL STOCK

PREFERRED STOCK

WARRANTS

PURCHASE CONTRACTS

UNITS

From time to time, in one or more offerings, we may sell debt securities, capital stock, preferred stock, warrants, purchase contracts or units. When we decide to sell securities, we will prepare and deliver a supplement to this prospectus describing the particular terms of the securities we are offering. The prospectus supplements may also add, update or change information contained in this prospectus.

Our capital stock is listed on The Nasdaq Stock Market LLC (“Nasdaq”) under the ticker symbol “CPB.”

We may offer and sell these securities to or through one or more underwriters, dealers or agents, or directly to purchasers, on a continuous or delayed basis, at prices and on other terms to be determined at the time of offering. We reserve the sole right to accept, and together with any agents, dealers or underwriters, reserve the right to reject, in whole or in part, any proposed purchase of securities. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth their names and any applicable fees, commissions or discounts. The net proceeds to us from the sale of securities also will be set forth in the applicable prospectus supplement.

Before you invest, you should carefully read this prospectus, any applicable prospectus supplement and information described under the headings “Where You Can Find More Information About Us” and “Documents Incorporated by Reference.”

Investing in our securities involves certain risks. See the “Risk Factors” section on page 5 of this prospectus and the risk factors we incorporate by reference herein and, if any, in the relevant prospectus supplement or free writing prospectus. This prospectus may not be used to offer or sell any securities unless it is accompanied by a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 13, 2026.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement or a free writing prospectus that will contain specific information about the terms of that offering. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus. You should read this prospectus, any prospectus supplement and any free writing prospectus together with the additional information described under the heading “Where You Can Find More Information About Us.”

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus or in any related prospectus supplement or free writing prospectus prepared by us or on our behalf or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are offering to sell securities only in jurisdictions where offers and sales are permitted. The information contained in or incorporated by reference in this prospectus or any prospectus supplement or in any free writing prospectus is accurate only as of its respective date, regardless of the time of delivery of this prospectus, any prospectus supplement or any free writing prospectus or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since that date.

In this prospectus, unless otherwise stated, the terms “we,” “us” and “our” refer to The Campbell’s Company and its consolidated subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

We file annual, quarterly and current reports (“reports”), proxy statements and other information and documents with the SEC. The SEC maintains an internet site that contains reports, proxy and information statements and other information regarding issuers, including us, that are filed electronically with the SEC. You may read and copy any document we file electronically with the SEC on the SEC’s website located at www.sec.gov.

You may also electronically access these documents through our website, www.thecampbellscompany.com, under the investor relations portion of our website. This URL and the SEC’s URL above are intended to be inactive textual references only. We are not incorporating the contents of the website into this prospectus. You may also request a copy of these filings, at no cost, by writing to or telephoning us at the following address:

Investor Relations

The Campbell’s Company

One Campbell Place

Camden, New Jersey 08103-1799

856-342-4800

This prospectus is part of a Registration Statement filed on Form S-3 with the SEC under the Securities Act of 1933, as amended (the “Securities Act”). This prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules to the Registration Statement. For further information concerning us and the securities, you should read the entire Registration Statement and the additional information described under “Documents Incorporated by Reference” below. The Registration Statement has been filed electronically and may be obtained in any manner listed above. Any statements contained in this prospectus concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by such reference.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC’s rules allow us to incorporate by reference information into this prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of the securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

We incorporate by reference into this prospectus the following documents or information filed (File No. 1-3822) with the SEC (other than, in each case, information deemed to have been furnished or not filed in accordance with the SEC rules):

•	Our Annual Report on Form 10-K for the fiscal year ended August 3, 2025;

•	Our Quarterly Reports on Form 10-Q filed with the SEC on December 9, 2025, March 11, 2026 and June 8, 2026;

•	Our Definitive Proxy Statement on Schedule 14A filed with the SEC on October 8, 2025 to the extent incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended August 3, 2025;

•	Our Current Reports on Form 8-K filed with the SEC on August 5, 2025, September 5, 2025, October 7, 2025, November 19, 2025, December 9, 2025, December 15, 2025 and June 17, 2026; and

•

The description of our capital stock contained in Exhibit 4(l) to our Annual Report on Form 10-K for the fiscal year ended August 3, 2025, filed with the SEC on September 18, 2025, and any subsequent amendments or reports filed for the purpose of updating such description.

Each document filed subsequent to the date of this prospectus pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of the filing of such documents. Any statement contained in a document filed prior to the date of this prospectus and incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein (or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this prospectus.

To obtain copies of these filings, see “Where You Can Find More Information About Us.”

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents incorporated by reference herein, contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect our current expectations regarding our future results of operations, economic performance, financial condition and achievements. We try, wherever possible, to identify these forward-looking statements by using words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “pursue,” “strategy,” “target,” “will” and similar expressions. One can also identify them by the fact that they do not relate strictly to historical or current facts. These statements reflect our current plans and expectations and are based on information currently available to us. They rely on a number of assumptions regarding future events and estimates which could be inaccurate and which are inherently subject to risks and uncertainties.

We wish to caution the reader that the following important factors and those important factors described in Part I, Item 1A of our most recent Annual Report on Form 10-K filed with the SEC (as updated from time-to-time by our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC) could affect our actual results and could cause such results to vary materially from those expressed in any forward-looking statements made by, or on behalf of, us:

•

declines or volatility in financial markets, deteriorating economic conditions and other external factors, including the impact and application of new or changes to existing governmental laws, regulations, and policies;

•	the risks associated with imposed and threatened tariffs by the U.S. and reciprocal tariffs by its trading partners;

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the risks related to the availability of, and cost inflation in, supply chain inputs, including labor, raw materials, commodities, packaging and transportation, including those related to ongoing geopolitical conflicts and tariffs;

•	disruptions in or inefficiencies to our supply chain and/or operations, including reliance on key contract manufacturer and supplier relationships;

•	our ability to execute on and realize the expected benefits from our strategy, including sales growth in and/or maintenance of our market share position in snacks, soups, sauces and beverages;

•	the impact of strong competitive responses to our efforts to leverage brand power with product innovation, promotional programs and new advertising;

•	the risks associated with trade and consumer acceptance of product improvements, shelving initiatives, new products and pricing and promotional strategies;

•	changes in consumer demand for our products and favorable perception of our brands;

•

the risk that the cost savings and any other synergies from the Sovos Brands transaction may not be fully realized or may take longer or cost more to be realized than expected, including that the Sovos Brands transaction may not be accretive to the extent anticipated;

•	the risks related to the La Regina transaction, including that the benefits from the transaction may not be fully realized or may take longer or cost more to be realized than expected;

•	our ability to realize projected cost savings and benefits from cost savings initiatives and the integration of recent acquisitions;

•	risks related to the effectiveness of our hedging activities and our ability to respond to volatility in commodity prices;

•	our ability to manage changes to our organizational structure and/or business processes, including selling, distribution, manufacturing and information management systems or processes;

•	changing inventory management practices by certain of our key customers;

•	a changing customer landscape, with value and e-commerce retailers expanding their market presence, while certain of our key customers maintain significance to our business;

•	product quality and safety issues, including recalls and product liabilities;

•

the possible disruption to the independent contractor distribution models used by certain of our businesses, including as a result of litigation or regulatory actions affecting their independent contractor classification;

•	the uncertainties of litigation and regulatory actions against us;

•	a disruption, failure or security breach of our or our vendors’ information technology systems, including ransomware attacks;

•	our indebtedness and ability to pay such indebtedness;

•	a change in outlook or downgrade in our public credit ratings;

•	impairment to goodwill or other intangible assets;

•	our ability to protect our intellectual property rights;

•	our ability to attract and retain key talent;

•	goals and initiatives related to, and the impacts of, climate change, including from weather-related events;

•	the costs, disruption and diversion of management’s attention associated with activist investors;

•	increased liabilities and costs related to our defined benefit pension plans; and

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unforeseen business disruptions or other impacts due to political instability, civil disobedience, terrorism, geopolitical conflicts, extreme weather conditions, natural disasters, pandemics or other outbreaks of disease or other calamities.

This discussion of uncertainties is by no means exhaustive but is designed to highlight important factors that may impact our outlook. We disclaim any obligation or intent to update forward-looking statements made by us in order to reflect new information, events or circumstances after the date they are made.

ABOUT THE CAMPBELL’S COMPANY

We are a manufacturer and marketer of high-quality, branded food and beverage products. We manage our businesses in two divisions focused mainly on product categories. The divisions, which represent our operating and reportable segments, are as follows: Meals & Beverages and Snacks. We organized as a business corporation under the laws of New Jersey on November 23, 1922; however, through predecessor organizations, we trace our heritage in the food business back to 1869. Our principal executive offices are in Camden, New Jersey 08103-1799. We maintain a website at www.thecampbellscompany.com where general information about us is available. We are not incorporating the contents of the website into this prospectus.

RISK FACTORS

Investing in our securities involves risks. Before making a decision to invest in our securities, in addition to the other information contained in this prospectus and any prospectus supplement, you should carefully consider the risks described under “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended August 3, 2025, any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, in other documents that we include or incorporate by reference in this prospectus, and the risk factors and other information contained in the applicable prospectus supplement. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. Please also refer to the section above entitled “Disclosure Regarding Forward-Looking Statements.” See “Where You Can Find More Information About Us.”

USE OF PROCEEDS

Unless we describe a different use of proceeds from an offering in the related prospectus supplement, we intend to use the net proceeds from the sales of the securities offered by this prospectus for general corporate purposes, which may include, but are not limited to, funding for working capital, payment of dividends, capital expenditures, repurchases of our capital stock, repayment of debt, and acquisitions. We may temporarily invest funds that are not immediately needed for these purposes in short-term investments, including, but not limited to, marketable securities.

DESCRIPTION OF DEBT SECURITIES

We may issue senior debt securities, which may be convertible or non-convertible, in one or more series under the indenture, dated as of March 19, 2015, between us and Computershare Trust Company, N.A. (as successor in interest to Wells Fargo Bank, National Association), as retiring trustee, as amended and supplemented by the First Supplemental Indenture, dated as of August 17, 2023 among us, Computershare Trust Company, N.A. (as successor in interest to Wells Fargo Bank, National Association), as retiring trustee, and U.S. Bank Trust Company, National Association, as successor trustee for any series of debt securities issued in the future, which we refer to as the “senior indenture.” We may also issue subordinated debt securities, which may be convertible or non-convertible, in one or more series under the indenture to be entered into between us and U.S. Bank Trust Company, National Association, as trustee, which we refer to as the “subordinated indenture” and together with the senior indenture as the “indentures” or each of the senior indenture and the subordinated indenture individually, as the “applicable indenture.” For purposes of this section, we refer to: (i) the senior debt securities together with the subordinated debt securities as the “debt securities;” and (ii) U.S. Bank Trust Company, National Association, or any successor or additional trustee, in its respective capacity as trustee under the applicable indenture, as the “trustee.” The indentures are filed as exhibits to the registration statement that includes this prospectus. See “Where You Can Find More Information About Us” for information on how to obtain copies of the indentures. The indentures have been qualified under the Trust Indenture Act of 1939, as amended, which we refer to as the “Trust Indenture Act.” This summary of the indentures and the debt securities relates to terms and conditions applicable to the debt securities generally. We will summarize the particular terms of any series of debt securities in the applicable prospectus supplement. If indicated in the prospectus supplement, the terms of any series may differ from the terms summarized below. Because the summary of the material provisions of the indentures and the debt securities set forth below and the summary of the material terms of a particular series of debt securities set forth in the applicable prospectus supplement are not complete, you should refer to the indentures and the debt securities for complete information regarding the terms and provisions of the indentures (including defined terms) and the debt securities. Wherever we refer to particular articles, sections or defined terms of the indentures in this prospectus or in a prospectus supplement, those articles, sections or defined terms are incorporated in this prospectus and the prospectus supplement by reference, and the statement with respect to which such reference is made is qualified in its entirety by such reference. In addition, unless specified otherwise, references to such particular articles, sections or defined terms are applicable to both the senior indenture and the subordinated indenture. Capitalized terms used and not otherwise defined in this section shall have the meanings assigned to them in the applicable indenture. In this “Description of Debt Securities,” the terms the “Company,” “we,” “us” and “our” refer to The Campbell’s Company only, and do not include our consolidated subsidiaries.

The senior debt securities will be unsecured and will rank on parity with all of our other unsecured and unsubordinated obligations. Unless otherwise provided in the prospectus supplement, each series of subordinated debt securities will rank equally with all other series of subordinated debt securities issued under the subordinated indenture and will be unsecured and subordinate and junior in right of payment to all of our senior debt (as defined below). See “—Subordination Under Subordinated Indenture.”

General

The indentures do not limit the amount of debt securities which we may issue under the indentures and provide that debt securities may be issued thereunder up to the aggregate principal amount which our board of directors may authorize from time to time. Debt securities may be issued from time to time in one or more series.

Please refer to the prospectus supplement relating to any particular series of debt securities we may offer for the following terms of such series:

(a)	the designation, aggregate principal amount and authorized denominations of the offered debt securities;

(b)	the price (expressed as a percentage of the aggregate principal amount thereof) at which the offered debt securities will be issued;

(c)	the date or dates on which the offered debt securities will mature;

(d)	the annual rate, if any, at which the offered debt securities will bear interest;

(e)

the date from which such interest, if any, on the offered debt securities will accrue, the dates on which such interest, if any, will be payable, the date on which payment of such interest, if any, will commence and, with respect to offered debt securities in registered form, the regular record dates for such interest payment dates;

(f)	any optional or mandatory sinking fund provisions;

(g)

the date, if any, after which and the price or prices at which the offered debt securities may, pursuant to any optional or mandatory redemption provisions, be redeemed at our option or at the option of the holder and any other terms and provisions of such optional or mandatory redemptions;

(h)

the denominations in which any offered debt securities of a series which are registered securities will be issuable if other than denominations of $1,000 and any integral multiple thereof, and the denominations in which any offered debt securities of the series which are bearer securities will be issuable if other than denominations of $5,000;

(i)	if other than the principal amount thereof, the portion of the principal amount of offered debt securities of the series which will be payable upon declaration of acceleration of maturity thereof;

(j)	any events of default with respect to the offered debt securities of the series, if not set forth in the applicable indenture;

(k)

the currency or currencies, including composite currencies, in which payment of the principal of (and premium, if any) and interest, if any, on the offered debt securities of the series will be payable (if other than the currency of the United States of America), which unless otherwise specified will be the currency of the United States of America as at the time of payment which is the legal tender for payment of public or private debts;

(l)

if the principal of (and premium, if any), or interest, if any, on the offered debt securities of the series is to be payable, at our election or at the election of any holder thereof, in a coin or currency other than that in which the offered debt securities of the series are stated to be payable, the period or periods within which, and the terms and conditions upon which, such election may be made;

(m)

if such offered debt securities are to be denominated in a currency or currencies, including composite currencies, other than the currency of the United States of America, the equivalent price in the currency of the United States of America;

(n)

if the amount of payments of principal of (and premium if any), or portions thereof, or interest, if any, on the offered debt securities of the series may be determined with reference to an index, formula or other method, the manner in which such amounts will be determined;

(o)

whether the offered debt securities will be issuable in registered or bearer form or both, any restrictions applicable to the offer, sale or delivery of any offered debt securities issuable in bearer form and whether, and, if so, the terms upon which, any offered debt securities in bearer form will be exchangeable for offered debt securities in registered form;

(p)

whether such offered debt securities are to be issued in whole or in part in the form of one or more global securities and, if so, the method of transferring beneficial interests in such global security or global securities;

(q)	whether the offered debt securities of any series shall be issued upon original issuance in whole or in part in the form of one or more book-entry securities;

(r)	the application, if any, of certain provisions of the applicable indenture relating to defeasance and discharge, and certain conditions thereto;

(s)

with respect to the offered debt securities of the series, any deletions from, modifications of or additions to the events of default or any covenants, whether or not such events of default or covenants are consistent with the events of default or covenants set forth in the applicable indenture;

(t)	any U.S. federal income tax consequences applicable to the offered debt securities;

(u)	in the case of the subordinated indenture, any provisions regarding subordination; and

(v)	additional terms not inconsistent with the provisions of the applicable indenture.

Debt securities of a series may be issued in registered form or bearer form or both as specified in the terms of the series, may be issued in whole or in part in the form of one or more global securities and may be issued as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, or another depositary named by the Company and identified in a prospectus supplement with respect to such series. The prospectus supplement will specify whether the offered debt securities will be registered, bearer, global or book-entry form.

So long as the depositary for a global security or its nominee is the registered owner of such global security, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by such global security for all purposes. Except in certain circumstances, owners of beneficial interests in a global security will not be entitled to have any of the individual debt securities represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of any such debt securities in definitive form and will not be considered the owners or holders thereof.

Unless the prospectus supplement relating to the debt securities specifies otherwise, debt securities denominated in U.S. dollars will be issued only in denominations of $1,000 or any integral multiple thereof, and bearer securities denominated in U.S. dollars will be issued only in denominations of $5,000. The prospectus supplement relating to a series of debt securities denominated in a foreign or composite currency will specify the denomination thereof.

At the option of the holder and subject to the terms of the applicable indenture, bearer securities (with all unmatured coupons, except as provided below, and all matured coupons in default) of any series will be exchangeable into an equal aggregate principal amount of registered securities or, in the case of global bearer securities, registered securities or bearer securities of the same series (with the same interest rate and maturity date). Bearer securities surrendered in exchange for registered securities between the record date and the relevant date for payment of interest will be surrendered without the coupon relating to such date for payment of interest and interest accrued as of such date will not be payable in respect of the registered security issued in exchange for such bearer security, but will be payable only to the holder of such coupon when due in accordance with the terms of the applicable indenture. Registered securities of any series will be exchangeable into an equal aggregate principal amount of registered securities of the same series (with the same interest rate and maturity date) of different authorized denominations. Registered securities may not be exchanged for bearer securities.

A book-entry security may not be registered for transfer or exchange (other than as a whole by the depository to a nominee or by such nominee to such depository) unless:

(a)	the depository or such nominee notifies us that it is unwilling or unable to continue as depository,

(b)	the depository ceases to be qualified as required by the applicable indenture,

(c)	we instruct the trustee in accordance with the applicable indenture that such book-entry securities shall be so registrable and exchangeable,

(d)

there shall have occurred and be continuing an event of default or an event which after notice or lapse of time would be an event of default with respect to the debt securities evidenced by such book-entry securities or

(e)	there shall exist such other circumstances, if any, as may be specified in the applicable prospectus supplement.

Each holder agrees to indemnify the Company and the trustee against any liability that may result from the holder’s transfer, exchange or assignment of a security in violation of any provision of the applicable indenture and/or applicable United States federal or state securities law. The trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under the applicable indenture or under applicable law with respect to any transfer of a security (including any transfers between or among depositary participants or beneficial owners of interests in any global security) other than to require delivery of such certificates and other documentation or evidence as the applicable indenture expressly requires.

No service charge will be made for any transfer or exchange of the debt securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Unless we indicate otherwise in the prospectus supplement, principal (and premium, if any) will be payable and registered securities will be transferable at the corporate trust office of the trustee or such other paying agent as we may appoint from time to time, as specified in the applicable prospectus supplement. Unless other arrangements are made, we will pay interest, if any, by checks mailed to the holders of registered securities at their registered addresses. We will make payment with respect to debt securities represented by a global security registered in the name of a depository or its nominee to the depository or its nominee, as the case may be, as the registered owner of the global security. To the extent set forth in the prospectus supplement relating thereto, any bearer securities and the coupons appertaining thereto will be payable against surrender thereof, subject to any applicable laws and regulations, at the offices of such paying agencies outside the United States as we may appoint from time to time.

One or more series of the debt securities may be issued as discounted debt securities (bearing no interest or interest at a rate which at the time of issuance is below market rates) to be sold at a substantial discount below their stated principal amount. U.S. federal income tax consequences and other special considerations applicable to any such discounted debt securities will be described in the prospectus supplement relating thereto.

Under the indentures, we will have the ability to issue debt securities with terms different from those of debt securities previously issued.

Certain Covenants

Restrictions on Secured Debt

If the Company or any Restricted Subsidiary shall incur or guarantee any evidence of indebtedness for money borrowed (“Debt”) secured by a mortgage, pledge or lien (“Mortgage”) on any Principal Property of the Company or any Restricted Subsidiary, or on any share of stock or Debt of any Restricted Subsidiary, the Company will secure or cause such Restricted Subsidiary to secure all series of debt securities equally and ratably with (or, at the Company’s option, prior to) such secured Debt, unless the aggregate amount of all such secured Debt, together with all Attributable Debt with respect to sale and leaseback transactions involving Principal Properties (with the exception of such transactions which are excluded as described in “Restrictions on Sales and Leasebacks” below), would not exceed 10% of Consolidated Net Assets.

The above restriction will not apply to, and there will be excluded from secured Debt in any computation under such restrictions, Debt secured by:

(a)	Mortgages on property of, or on any shares of stock or Debt of, any corporation existing at the time such corporation becomes a Restricted Subsidiary,

(b)	Mortgages in favor of the Company or a Restricted Subsidiary,

(c)	Mortgages in favor of governmental bodies to secure progress, advance or other payments,

(d)

Mortgages on property, shares of stock or Debt existing at the time of acquisition thereof, including acquisition through merger or consolidation, and purchase money and construction Mortgages which are entered into within specified time limits,

(e)	Mortgages securing certain federal tax-exempt obligations issued by a state or local government entity to finance the acquisition or construction of property,

(f)	mechanics and similar liens arising in the ordinary course of business in respect of obligations not due or being contested in good faith,

(g)

Mortgages arising from deposits with or the giving of any form of security to any governmental authority required as a condition in the transaction of business or exercise of any privilege, franchise or license,

(h)	Mortgages for taxes, assessments or governmental charges or levies which are not then due or, if delinquent, are being contested in good faith,

(i)	Mortgages, including judgment liens, arising from legal proceedings being contested in good faith, and

(j)	any extension, renewal or refunding of any Mortgage referred to in the foregoing clauses (a) through (i) inclusive.

Restrictions on Sales and Leasebacks

Neither the Company nor any Restricted Subsidiary may enter into any sale and leaseback transaction involving any Principal Property, unless the aggregate amount of all Attributable Debt with respect to such transactions plus all Debt secured by Mortgages on Principal Properties (with the exception of secured Debt which is excluded as described in “Restrictions on Secured Debt” above) would not exceed 10% of Consolidated Net Assets.

This restriction will not apply to, and there shall be excluded from Attributable Debt in any computation under such restriction, any sale and leaseback transaction if:

(a)	the lease is for a period, including renewal rights, not in excess of five years,

(b)

the Company or such Restricted Subsidiary, within 180 days after the sale is completed, applies to the retirement of debt securities or Funded Debt of the Company or a Restricted Subsidiary ranking on parity with or senior to the debt securities, or to the purchase of other property which will constitute Principal Property of a value at least equal to the value of the Principal Property leased, an amount not less than the greater of:

(1)	the net proceeds of the sale of the Principal Property leased or

(2)	the fair market value of the Principal Property leased,

(c)	the sale and leaseback of the Principal Property is entered into prior to, at the time of, or within 180 days after the later of its acquisition or completion of its construction,

(d)	the lease secures or relates to certain federal tax-exempt obligations issued by a state or local government entity to finance the acquisition or construction of property, or

(e)	the transaction is between the Company and a Restricted Subsidiary or between Restricted Subsidiaries.

In lieu of applying proceeds to the retirement of Funded Debt, debentures or notes (including the debt securities) of the Company or a Restricted Subsidiary may be surrendered to the applicable trustee for cancellation at a value equal to the principal amount thereof or the Company or a Restricted Subsidiary may credit the principal amount of Funded Debt voluntarily retired within 180 days after such sale.

Unless otherwise indicated in a prospectus supplement, the covenants contained in the indentures and the debt securities would not necessarily afford holders of the debt securities protection in the event of a highly leveraged or other transaction involving the Company that may adversely affect holders of debt securities.

Certain Definitions

“Attributable Debt” means, as to any particular lease under which any Person is at the time liable and at any date as of which the amount thereof is to be determined, the total net amount of rent required to be paid by such Person under such lease during the remaining primary term thereof, discounted from the respective due dates thereof to such date at the actual percentage rate inherent in such arrangements as determined in good faith by the Company. The net amount of rent required to be paid under any such lease for any such period shall be the aggregate amount of the amount payable by the lessee with respect to such period after excluding amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges. In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be terminated.

“Consolidated Net Assets” means total assets after deducting therefrom all current liabilities as set forth on the most recent balance sheet of the Company and its consolidated subsidiaries and computed in accordance with generally accepted accounting principles.

“Funded Debt” means (a) all indebtedness for money borrowed having a maturity of more than 12 months from the date as of which the determination is made or having a maturity of 12 months or less but by its terms being renewable or extendable beyond 12 months from such date at the option of the borrower and (b) rental obligations payable more than 12 months from such date under leases which are capitalized in accordance with generally accepted accounting principles (such rental obligations to be included as Funded Debt at the amount so capitalized).

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Principal Property” means any manufacturing or processing plant or warehouse owned at the date hereof or hereafter acquired by the Company or any Restricted Subsidiary of the Company which is located within the United States of America and the gross book value (including related land and improvements thereon and all machinery and equipment included therein without deduction of any depreciation reserves) of which on the date as of which the determination is being made exceeds 2% of Consolidated Net Assets other than (a) any property which in the opinion of the board of directors is not of material importance to the total business conducted by the Company as an entirety or (b) any portion of a particular property which is similarly found not to be of material importance to the use or operation of such property.

“Restricted Subsidiary” means a subsidiary of the Company (a) substantially all the property of which is located, or substantially all the business of which is carried on, within the United States of America and (b) which owns a Principal Property, but does not include a subsidiary of the Company engaged primarily in the development and sale or financing of real property.

Merger and Consolidation

The Company will not merge or sell, convey, transfer or lease all or substantially all of its assets unless the successor Person is the Company or another Person that assumes the Company’s obligations on the debt securities and under the indentures and, after giving effect to such transaction, the Company or the successor Person would not be in default under the indentures.

Events of Default

The indentures define “events of default” with respect to the debt securities of any series as being one of the following events:

(a)	default in the payment of any installment of interest on that series for 30 days after becoming due;

(b)	default in the payment of principal (or premium, if any) on that series when due;

(c)	default in the deposit of any sinking fund payment when due;

(d)

default in the performance of any other covenant with respect to the debt securities of that series or in the indenture (other than a covenant included in the indenture solely for the benefit of any series of debt securities other than that series) continued for 90 days after notice;

(e)	certain events of bankruptcy, insolvency or reorganization; and

(f)	any other event of default provided with respect to debt securities of that series.

The indentures contain no events of default or other provisions which specifically afford holders of the debt securities protection in the event of a highly leveraged transaction.

If an event of default shall occur and be continuing with respect to the debt securities of any series, either the trustee or the holders of at least 25% in principal amount of the debt securities of that series then outstanding may declare the principal (or such portion thereof as may be specified in the prospectus supplement relating to such series) of the debt securities of such series and the accrued interest thereon, if any, to be due and payable. Each indenture provides that the trustee shall, within 90 days after the occurrence of a default known to a responsible officer of the trustee, give the holders of debt securities notice of all uncured defaults known to it (the term “default” to mean the events specified above without grace periods); provided that, except in the case of default in the payment of principal of or interest on any debt security, the trustee shall be protected in withholding such notice if it in good faith determines the withholding of such notice is in the interest of the holders of debt securities. At any time after such declaration of acceleration has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the debt securities of that series then outstanding, by written notice to the Company and the trustee, may, in certain circumstances, rescind and annul such declaration.

With respect to each indenture, the Company will furnish to the trustee annually a statement by certain officers of the Company to the effect that to the best of their knowledge the Company is not in default in the fulfillment of any of its obligations under the indenture or, if there has been a default in the fulfillment of any such obligation, specifying each such default. In addition, so long as any of the debt securities are outstanding, the Company shall, within five business days of the chief financial officer, the treasurer or the controller of the Company obtaining actual knowledge of a default or event of default with respect to the debt securities, deliver to the trustee an Officers’ Certificate specifying such default or event of default.

The holders of a majority in principal amount of the outstanding debt securities of any series will have the right, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of such series, and to waive certain defaults with respect thereto. Each indenture will provide that in case an event of default shall occur and be continuing, the trustee shall exercise such of its rights and powers under such indenture, and use the same degree of care and skill in its exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request of any of the holders of debt securities unless they first shall have offered to the trustee security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request.

Modification of the Indenture and Waiver

Each indenture provides that the Company and the trustee may enter into supplemental indentures with respect to such indenture without the consent of the holders of the debt securities governed by such indenture to:

(a)	evidence the assumption by a successor corporation of the obligations of the Company,

(b)	add covenants for the protection of the holders of debt securities,

(c)	add any additional events of default,

(d)

change or eliminate any provision of the applicable indenture, provided such change or elimination shall become effective only when there is no debt security of any series outstanding prior to the supplemental indenture with benefits from such provision,

(e)	secure the debt securities and related coupons, if any,

(f)	establish the form or terms of debt securities of any series,

(g)	evidence the acceptance of appointment by a successor trustee,

(h)	cure any ambiguity, to correct or supplement any provision in the applicable indenture which may be defective or inconsistent with any other provision in the applicable indenture; or to make any other provisions with respect to matters or questions arising under the applicable indenture, provided that such action does not adversely affect the interests of the holders in any material respect, and

(i)

conform the text of the applicable indenture or any debt security issued thereunder to any provision in this “Description of Debt Securities” or in the corresponding section of any prospectus supplement to the extent such provision in this “Description of Debt Securities” or in the corresponding section of any prospectus supplement was intended to be a verbatim recitation of a provision in the applicable indenture or such security, as set forth in an Officers’ Certificate.

With respect to each indenture, with certain exceptions, the indenture may be modified or amended with the consent of the holders of not less than a majority in principal amount of the outstanding debt securities of each series governed by such indenture that is affected by the modification; provided, however, that no such modification or amendment may be made, without the consent of the holder of each debt security affected, which would, among other things,

(a)

reduce the principal amount of or the interest on any debt security, change the stated maturity of the principal of, or any installment of interest on, any debt security or the other terms of payment thereof,

(b)

reduce the above-stated percentage of debt securities, the consent of the holders of which is required to modify or amend the indenture, or the percentage of debt securities of any series, the consent of the holders of which is required to waive certain past defaults,

(c)	change any obligation of the Company to maintain an office or agency in the places and for the purposes specified in Section 10.02 of the indenture,

(d)

modify any of the provisions referred to in clauses (a), (b) and (c) above or clauses (a) and (b) below, except to increase the percentages referred to below or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each outstanding debt security affected thereby, or

(e)

in case of the subordinated indenture, modify the provisions with respect to the subordination of outstanding subordinated debt securities in a manner materially adverse to the holders of outstanding subordinated debt securities of a series without the consent of 75% in aggregate principal amount of such securities.

With respect to each indenture, the holders of at least a majority in principal amount of the debt securities of each series outstanding may, on behalf of the holders of all the debt securities of that series, waive, insofar as that series is concerned, (a) compliance by the Company with certain restrictive provisions of the indenture and (b) any past default under the indenture, except a default (1) in the payment of principal of (and premium, if any) or any interest on any debt security of such series and (2) in respect of a covenant, or provision of the indenture which cannot be modified or amended without the consent of the holder of each debt security of such series outstanding affected; provided that in the case of the subordinated indenture, the waiver of provisions with respect to the subordination of the outstanding subordinated debt securities in a manner materially adverse to the holders of outstanding subordinated debt securities of a series requires the consent of the holders of at least 75% in aggregate principal amount of such series.

Defeasance and Discharge

Each indenture provides that with respect to such indenture the Company may specify that, with respect to the debt securities of a certain series, it will be discharged from any and all obligations in respect of such debt securities (except for certain obligations to register the transfer or exchange of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and hold monies for payment in trust and, if so specified with respect to the debt securities of a certain series, to pay the principal of (and premium, if any) and interest, if any, on such specified debt securities) upon the deposit with the trustee, in trust, of money and/or U.S. government obligations which through the payment of interest and principal thereof in accordance with their terms will provide money in an amount sufficient to pay any installment of principal (and premium, if any) and interest, if any, on and any mandatory sinking fund payments in respect of such debt securities on the stated maturity of such payments in accordance with the terms of the indenture and such debt securities. If so specified with respect to the debt securities of a series, such a trust may only be established if establishment of the trust would not cause the debt securities of any such series listed on any nationally recognized securities exchange to be de-listed as a result thereof. Also, if so specified with respect to a series of debt securities, such establishment of such a trust may be conditioned on the delivery by the Company to the trustee of an opinion of counsel (who may be counsel to the Company) to the effect that, based upon applicable U.S. federal income tax law or a ruling published by the United States Internal Revenue Service, such a defeasance and discharge will not be deemed, or result in, a taxable event with respect to holders of such debt securities. The designation of such provisions, U.S. federal income tax consequences and other considerations applicable thereto will be described in the prospectus supplement relating thereto.

Subordination Under Subordinated Indenture

In the subordinated indenture, we have agreed, and holders of subordinated debt securities will be deemed to have agreed, that any subordinated debt securities are subordinate and junior in right of payment to all senior debt to the extent provided in the subordinated indenture.

Upon any payment or distribution of assets to creditors upon any liquidation or dissolution, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, reorganization, insolvency, receivership, arrangement, adjustment, composition, or similar proceeding in connection with our insolvency or bankruptcy, the holders of senior debt will first be entitled to receive payment in full of all principal and any interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable (including interest after the commencement of any bankruptcy proceeding at the rate specified in the applicable senior debt), on the senior debt before the holders of subordinated debt securities will be entitled to receive or retain any payment of the principal of, premium, if any, or interest, if any, on the subordinated debt securities.

We will not make any payments of principal and any interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable, on the subordinated debt securities if:

•	a default in any payment on designated senior debt then exists, or

•	an event of default on any series of designated senior debt resulting in the acceleration of its maturity then exists.

When we use the term “designated senior debt” we mean, indebtedness, whether incurred on, prior to, or after, the date of the subordinated indenture, outstanding under a senior credit agreement or any other indebtedness for money borrowed that is issued as a replacement or refinancing of such debt facilities; and any other senior debt the principal amount of which is $25.0 million or more and that has been designated by the Company to the trustee as “designated senior debt.”

When we use the term “senior debt” we mean:

•	every obligation of, or any obligation guaranteed by the Company for money borrowed or purchased, including without limitation the designated senior debt,

•	indebtedness of, or guaranteed by, the Company evidenced by bonds, debentures, notes or other similar instruments, or

•	every obligation of, or guaranteed by, the Company associated with derivative products,

in each case unless the instrument creating or evidencing that debt or pursuant to which that debt is outstanding states that those obligations are not superior in right of payment to the subordinated debt securities or to other debt which ranks equally with, or junior to, the subordinated debt securities.

However, senior debt will not include:

•	any liability for taxes,

•	any intercompany indebtedness of our company, any of our subsidiaries or any of our or their affiliates,

•	any trade payables, or

•	any debt of our company which, when incurred and without regard to any election under Section 1111(b) of Title 11 of the United States Code, was without recourse to our company.

The subordinated indenture provides that we may change the subordination provisions, including the definitions of “senior debt” and “designated senior debt,” relating to any particular issue of subordinated debt securities prior to issuance. We will describe any change in the prospectus supplement relating to the subordinated debt securities.

Governing Law

The indentures will be governed by and construed in accordance with the laws of the State of New York.

Concerning the Trustee

We have appointed U.S. Bank Trust Company, National Association, as the trustee under each of the indentures and as initial security registrar with regard to any debt securities issued following the date hereof.

We may remove the trustee with or without cause if we so notify the trustee six months in advance and if no event of default occurs during the six-month period.

DESCRIPTION OF CAPITAL STOCK

The following description summarizes the material terms of our capital stock. Because this section is a summary, it does not describe every aspect of our capital stock. For additional information, refer to the applicable provisions of the New Jersey Business Corporation Act, as amended (the “Act”), our Restated Certificate of Incorporation, as amended (the “Charter”), and By-Laws, as amended (the “By-Laws”). Our Charter and By-Laws are exhibits to the registration statement of which this prospectus is a part.

Authorized Capital

Our authorized shares consist of 560,000,000 shares of capital stock, $0.0375 par value per share, and 40,000,000 shares of preferred stock issuable in one or more classes and series of any class. The shares of preferred stock of each class are without par value unless the amendment creating such class provides for a par value.

Capital Stock

General

The outstanding shares of our capital stock are, and any shares of capital stock offered by a future prospectus supplement when issued and paid for will be, fully paid and non-assessable.

Dividend Rights

Holders of our capital stock are entitled to such dividends as may be lawfully declared from time to time by our board of directors from our assets legally available for the payment of dividends, subject to the provisions of our preferred stock and in compliance with the Act.

Voting Rights

Holders of our capital stock are entitled to one vote for each share held by them on all matters presented to holders of our capital stock and may not cumulate their votes in an election for directors.

Liquidation Rights

After satisfaction of our creditors and the preferential liquidation rights of any preferred stock, the holders of our capital stock are entitled to share, ratably, in the distribution of all remaining net assets.

No Preemptive or Similar Rights

Holders of our capital stock have no conversion, redemption or preemptive rights to subscribe to or acquire any of our securities. Our capital stock is not entitled to the benefit of any sinking fund provisions.

Listing

Our capital stock is listed on The Nasdaq Stock Market LLC under the symbol “CPB.”

Anti-Takeover Effects of Provisions of Our Charter, By-Laws and New Jersey Business Corporation Act

Board of Directors

The board of directors, by the affirmative vote of two-thirds of the directors in office, may remove a director for cause where, in their judgment, the continuation of the director in office would be harmful to our interests and may suspend the director for a reasonable period pending final determination that cause exists for removal.

New Jersey Shareholders Protection Act

We are subject to the provisions of Section 14A-10A of the Act, which is known as the “Shareholders Protection Act.”

Generally, the Shareholders Protection Act prohibits a publicly held New Jersey corporation with its principal executive offices or significant business operations in New Jersey, like us, from engaging in any “business combination” with any “interested stockholder” of that corporation for a period of five years following the time at which that stockholder became an “interested stockholder”. An exception applies if (1) the business combination is approved by the board of directors before the stockholder becomes an “interested stockholder”; or (2) the transaction or series of related transactions which caused the stockholder to become an “interested stockholder” was approved by the board of directors prior to the stockholder becoming an “interested stockholder” and any subsequent business combinations with that interested stockholder are approved by the board of directors, provided that any such subsequent business combination is approved by (a) the board of directors, or a committee of that board, consisting solely of persons who are not employees, officers, directors, stockholders, affiliates or associates of that interested stockholder, and (b) the affirmative vote of the holders of a majority of the voting stock not beneficially owned by such interested stockholder at a meeting called for such purpose.

Covered business combinations include certain mergers, dispositions of assets, issuances or transfers of shares and recapitalizations. An “interested stockholder” is (1) any person that directly or indirectly beneficially owns 10% or more of the voting power of the outstanding voting stock of the Company; or (2) any “affiliate” or “associate” of ours that directly or indirectly beneficially owned 10% or more of the voting power of the then-outstanding stock of the Company at any time within a five-year period immediately prior to the date in question.

In addition, under the Shareholders Protection Act, we may not engage in a business combination with an interested stockholder at any time unless:

•	our board of directors approved the business combination prior to the time the stockholder became an interested stockholder;

•

the holders of two-thirds of our voting stock (which includes capital stock) not beneficially owned by the interested stockholder affirmatively vote to approve the business combination at a meeting called for that purpose;

•

the consideration received by the non-interested stockholders in the business combination meets the standards of the statute, which is designed to ensure that all other shareholders receive at least the highest price per share paid by the interested stockholder; or

•

a business combination is approved by (a) the board of directors, or a committee of the board of directors consisting solely of persons who are not employees, officers, directors, stockholders, affiliates or associates of the interested stockholder prior to the consummation of the business combination; and (b) the affirmative vote of the holders of a majority of the voting stock (excluding that beneficially owned by the interested stockholder) at a meeting called for that purpose if the transaction or series of related transactions with the interested stockholder which caused the person to become an interested stockholder was approved by the board of directors prior to the consummation of that transaction or series of related transactions.

A New Jersey corporation that has publicly traded voting stock may not opt out of these restrictions.

Advance Notice Requirements

Stockholders wishing to nominate persons for election to the board of directors at an annual meeting or to propose any business to be considered by our stockholders at an annual meeting must comply with certain advance notice and other requirements set forth in the By-Laws.

Board Vacancies

Any vacancy on our board of directors may be filled by the affirmative vote of a majority of the directors then in office; provided that in case of an increase in the number of directors pursuant to an amendment to our By-Laws made by our stockholders, the stockholders may fill the vacancy or vacancies so created at the meeting at which such amendment is effected or may authorize the board of directors to fill such vacancy or vacancies. Any director elected to fill a vacancy shall hold office until the next annual meeting of stockholders and until such director’s successor shall have been elected and qualified.

Special Meetings; Stockholder Action by Written Consent

Special meetings of the stockholders may be called at any time by the Chairman of our board of directors or our president, or a majority of our board of directors, and upon the written request of stockholders of record holding a majority of our capital stock issued and outstanding and entitled to vote at such meeting.

Amendments and Certain Other Provisions

Except as otherwise required by the By-Laws or the Charter, action by the stockholders to adopt a proposed amendment to the Charter, adopt plans of merger or consolidation, sell all or to sell substantially all of our assets, or dissolve the Company may be taken by the affirmative vote of two-thirds of the votes cast by the holders of our outstanding stock entitled to vote thereon and, in addition, if any class or series of stock is entitled to vote thereon as a class, by the affirmative vote of two-thirds of all the votes which the holders of each such class or series are entitled to cast thereon. The By-Laws may be altered, amended or repealed at any regular meeting of the stockholders (or at any special meeting thereof duly called for that purpose) by a majority of votes cast at such meeting. Subject to the laws of the State of New Jersey, the Charter and the By-Laws, the board of directors may amend the By-Laws by a majority vote of the members of the board of directors at the time in office at any regular or special meeting of the board of directors.

Indemnification of Directors and Officers; Limitation of Liability.

Indemnification

Our By-Laws provide that we will, to the full extent permitted by law, indemnify any present, former or future director, officer, or employee (“Corporate Agent”) who is made, or threatened to be made, a party to, or a witness or other participant in, any threatened, pending or completed civil, criminal, administrative, arbitrative, legislative, or investigative action, suit, or proceeding by reason of the fact that such person is or was a Corporate Agent of the Company or any subsidiary thereof, or serves or served another enterprise (including, without limitation, any sole proprietorship, association, corporation, partnership, joint venture or trust), whether or not for profit, at the request of the Company as a director, officer, employee or agent thereof (including service with respect to any employee benefit plan of the Company or any subsidiary thereof), against expenses (including attorneys’ fees), judgments, fines, penalties, excise taxes and amounts paid in settlement, actually and reasonably incurred by such person in connection with such actions, suits or proceedings, or any appeal therein.

Limitation of Liability

The Charter provides that, to the full extent permitted by law, our directors and officers will not be personally liable to us or our stockholders for damages for breach of any duty owed to us or our stockholders. No amendment or repeal of this limitation of liability provision of the Charter, nor the adoption of another provision inconsistent with such limitation of liability provision, will eliminate, reduce or have any effect on the protection afforded by this limitation of liability provision to our directors or officers in respect of any matter occurring, or any cause of action, suit or claim that but for this provision would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

Transfer Agent and Registrar

The transfer agent and registrar for our capital stock is Computershare Trust Company, N.A.

DESCRIPTION OF PREFERRED STOCK

The following description summarizes the material terms of our preferred stock. Because this section is a summary, it does not describe every aspect of our preferred stock. For additional information, refer to the applicable provisions of the Act, our Charter and By-Laws. Our Charter and By-Laws are exhibits to the registration statement of which this prospectus is a part.

Preferred Stock

Our board of directors is authorized, without further shareholder action, to adopt and to cause to be executed and filed amendments to the Charter to divide the preferred stock into one or more classes or series, to authorize the issuance of such shares for such consideration (not less than par value in the case of shares having a par value) and to determine the designations, relative rights, preferences and limitations of any class or series including, but not limited to, the following:

•	the annual dividend rate on the shares of such class or series and the date or dates from which dividends shall accumulate thereon;

•

the times of redemption of the shares of such class or series and the prices which the holders of shares of such class or series shall be entitled to receive upon the redemption thereof, which prices may vary at different redemption dates and may also be different with respect to shares redeemed through the operation of any retirement or sinking fund than with respect to shares otherwise redeemed;

•	the amount which the holders of shares of such class or series shall be entitled to receive upon the voluntary or involuntary liquidation, dissolution, or winding up of the Company;

•

whether or not the shares of such class or series shall be subject to the operation of a purchase or sinking fund, and, if so, the extent to and manner in which the fund shall be applied to the purchase or redemption of the shares of such class or series for retirement or for other corporate purposes and the terms and provisions relative to the operation thereof;

•

whether or not the shares of such class or series shall, at the option of the holder or the Company or both, be convertible into, or exchangeable for shares of stock of any other class or series, and if so convertible or exchangeable, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same; and

•	such other preferences, rights, restrictions and qualifications not inconsistent with the Charter and permitted by the Act.

As of the date of this prospectus, no shares of preferred stock are outstanding.

DESCRIPTION OF OTHER SECURITIES

We will set forth in the applicable prospectus supplement a description of any warrants, purchase contracts, or units issued by us that may be offered pursuant to this prospectus.

PLAN OF DISTRIBUTION

We may sell the securities described in this prospectus from time to time in one or more transactions:

•	to purchasers directly;

•	to underwriters for public offering and sale by them;

•	through agents;

•	through dealers; or

•	through a combination of any of the foregoing methods of sale.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act, with respect to any resale of the securities. A prospectus supplement will describe the terms of any sale of securities we are offering hereunder. Direct sales may be arranged by a securities broker-dealer or other financial intermediary.

The applicable prospectus supplement will name any underwriter involved in a sale of securities. Underwriters may offer and sell securities at a fixed price or prices, which may be changed, or from time to time at market prices or at negotiated prices. Underwriters may be deemed to have received compensation from us from sales of securities in the form of underwriting discounts or commissions and may also receive commissions from purchasers of our securities for whom they may act as agent. Underwriters may be involved in any at the market offering of the securities by us or on our behalf.

Underwriters may sell securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions (which may be changed from time to time) from the purchasers for whom they may act as agent.

The applicable prospectus supplement will set forth whether or not underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the securities at levels above those that might otherwise prevail in the open market, including, for example, by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids.

We will name any agent involved in a sale of our securities, as well as any commissions payable by us to such agent, in the applicable prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, any such agent will be acting on a reasonable efforts basis for the period of its appointment.

If we utilize a dealer in the sale of the securities being offered pursuant to this prospectus, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

Underwriters, dealers and agents participating in a sale of the securities may be deemed to be underwriters as defined in the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. We may have agreements with underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, and to reimburse them for certain expenses.

Underwriters or agents and their affiliates may be customers of, engage in transactions with or perform services for us or our affiliates in the ordinary course of business.

LEGAL OPINIONS

Unless otherwise disclosed in a prospectus supplement, the validity of the securities offered hereby will be passed upon for us by Marci K. Donnelly, our Vice President and Deputy Corporate Secretary, as to certain matters of New Jersey law, and by Weil, Gotshal & Manges LLP, New York, New York, as to New York law. Ms. Donnelly beneficially owns or has rights to acquire an aggregate of less than 1% of the outstanding shares of our capital stock.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control Over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended August 3, 2025 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The expenses in connection with the issuance and distribution of the securities being registered hereby, other than underwriting discounts and commissions, are as follows. All of such expenses will be borne by the registrant.

Amount to be Paid
SEC registration fee	$	*
Accounting fees and expenses		**
Legal fees and expenses		**
Printing and engraving costs		**
Fees and expenses of trustee		**
Rating agencies’ fees		**
Miscellaneous		**

TOTAL	$	**

*	Omitted because the registration fee is being deferred pursuant to Rule 456(b).
**	Not presently known. An estimate of the aggregate amount of these expenses will be reflected in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers

Section 14A:3-5 of the New Jersey Business Corporation Act sets forth the extent to which officers and directors of the registrant may be indemnified against any liabilities which they may incur in their capacity as such. The registrant’s By-Laws provide for the indemnification of directors and officers of the registrant against liabilities arising by reason of being a director or officer of the registrant, including liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”).

The directors and officers of the registrant and its subsidiaries are insured (subject to certain exceptions and deductions) against liabilities which they may incur in their capacity as such, including liabilities under the Securities Act, under liability insurance policies carried by the registrant.

Item 16. Exhibits

Exhibit No.	Description

1*	Form of Underwriting Agreement

3.1	Restated Certificate of Incorporation, as amended through November 19, 2024, is incorporated by reference to Exhibit 3.1 to Campbell’s Form 10-Q (SEC file number 1-3822) for the fiscal quarter ended October 27, 2024.

3.2	By-Laws of The Campbell’s Company, amended and restated effective November 19, 2024, are incorporated by reference to Exhibit 3.2 to Campbell’s Form 8-K (SEC file number 1-3822) filed with the SEC on November 20, 2024.

4.1	Indenture dated as of March 19, 2015, between the registrant and Wells Fargo Bank, National Association, as trustee, is incorporated by reference to Exhibit 4.1 to the registrant’s Form 8-K (SEC file number 1-3822) filed with the SEC on March 19, 2015.

4.2	Form of Subordinated Indenture between the registrant and U.S. Bank Trust Company, National Association, as trustee.

4.3	First Supplemental Indenture, dated as of August 17, 2023, between the registrant, Computershare Trust Company, N.A. (as successor in interest to Wells Fargo Bank, National Association), as retiring trustee, and U.S. Bank Trust Company, National Association, as successor trustee, is incorporated by reference to Exhibit 4.3 to Campbell’s Registration Statement on Form S-3 (SEC file number 333-274048) filed with the SEC on August 17, 2023.

4.4*	Form of Senior Debt Security.

4.5*	Form of Subordinated Debt Security.

4.6*	Form of Warrant Agreement (including form of warrant).

4.7*	Form of Purchase Contract Agreement.

4.8*	Form of Unit Agreement.

5.1	Opinion and consent of Marci K. Donnelly, Vice President and Deputy Corporate Secretary of the registrant.

5.2	Opinion and consent of Weil, Gotshal & Manges LLP.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Marci K. Donnelly, included in Exhibit 5.1.

23.3	Consent of Weil, Gotshal & Manges LLP, included in Exhibit 5.2.

24	Power of Attorney, included on the signature page.

25.1	T-1 Statement of Eligibility of U.S. Bank Trust Company, National Association, to act as successor trustee under the Senior Indenture.

25.2	T-1 Statement of Eligibility of U.S. Bank Trust Company, National Association, to act as trustee under the Subordinated Indenture.

107	Calculation of Filing Fee Tables

*	To be filed by an amendment or as an exhibit to a document filed under the Exchange Act and incorporated by reference herein.

Item 17. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made of securities registered hereby, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, in the effective registration statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d)

The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (the “Act”) in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Camden, State of New Jersey, on August 13, 2026.

THE CAMPBELL’S COMPANY

By:	/s/ Todd E. Cunfer
Name: Todd E. Cunfer
Title: Executive Vice President and Chief Financial Officer (Principal Financial Officer)

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Charles A. Brawley, III and Marci K. Donnelly, and each of them (with full power and authority to act without the other), as their true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for each of them and in each of their name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact and agent or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mick J. Beekhuizen Mick J. Beekhuizen	President, Chief Executive Officer and a Director (Principal Executive Officer)	August 13, 2026

/s/ Fabiola R. Arredondo Fabiola R. Arredondo	Director	August 13, 2026

/s/ Howard M. Averill Howard M. Averill	Director	August 13, 2026

/s/ Bennett Dorrance, Jr. Bennett Dorrance, Jr.	Director	August 13, 2026

/s/ Maria Teresa Hilado Maria Teresa Hilado	Director	August 13, 2026

/s/ Grant H. Hill Grant H. Hill	Director	August 13, 2026

/s/ Sarah Hofstetter Sarah Hofstetter	Director	August 13, 2026

/s/ Marc B. Lautenbach Marc B. Lautenbach	Director	August 13, 2026

/s/ Mary Alice D. Malone, Jr. Mary Alice D. Malone, Jr.	Director	August 13, 2026

/s/ Keith R. McLoughlin Keith R. McLoughlin	Chair and Director	August 13, 2026

/s/ Kurt T. Schmidt Kurt T. Schmidt	Director	August 13, 2026

/s/ Archbold D. van Beuren Archbold D. van Beuren	Director	August 13, 2026

/s/ Todd E. Cunfer Todd E. Cunfer	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	August 13, 2026

/s/ Kelly L. Palumbo Kelly L. Palumbo	Senior Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)	August 13, 2026